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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITOR

        We have issued our report dated February 9, 2001, except for Note 2 as to which the date is February 14, 2002, accompanying the financial statements of Crescent Banking Company as of and for the period ending December 31, 2000, contained in the Form 10-K/A for the year ended December 31, 2000. We consent to the use of the aforementioned report in the Form 10-K/A for the year ended December 31, 2000.

        /s/ Mauldin & Jenkins LLC

Atlanta, Georgia
April 22, 2002